Exhibit 99.1

FOR IMMEDIATE RELEASE

Syniverse Reports Third Quarter 2009 Results

Cites VeriSign messaging acquisition as a major strategic move for company

TAMPA, Fla. – Nov. 2, 2009 – Syniverse Holdings, Inc. (NYSE:SVR), a leading provider of technology and business solutions for the global telecommunications industry, today reported results for third quarter 2009, and addressed its recent acquisition of VeriSign’s Mobile Messaging Division.

“Last week’s acquisition of VeriSign’s Mobile Messaging Division is a major step in the evolution of Syniverse, as the newly-expanded messaging business will comprise about 30 percent of our revenues going forward,” said Tony Holcombe, President and CEO. “We have effectively deployed $175 million that will have a tremendous payback and propel our business forward through the addition of outstanding people, products, scale and reach.”

Syniverse cited solid results for the quarter in a period of global economic weakness:

•	Total revenue for third quarter 2009 was $116.7 million, a 15.0% decrease compared to third quarter 2008.
•	Net revenue, which excludes off-network database queries, was $115.1 million, a 15.2% decrease compared to third quarter 2008.
•	Net income was $17.6 million or $0.26 per diluted share, 31.0% and 30.9% decreases, respectively, compared to third quarter 2008.
•	Cash net income, a non-GAAP financial measure described below, was $28.2 million or $0.41 per diluted share, 17.4% and 18% decreases respectively compared to third quarter 2008.
•	Adjusted EBITDA, a non-GAAP financial measure described below, was $56.1 million, a 17.1% decrease compared to third quarter 2008.
•	Net cash provided by operating activities was $32.8 million in the third quarter 2009 compared to $45.8 million in the third quarter 2008.
•	Operating free cash flow, a non-GAAP financial measure described below, was $26.7 million in the third quarter 2009 compared to $36.7 million in the third quarter 2008.

David Hitchcock, Executive Vice President and CFO, said continued cost management helped Syniverse drive margins and earnings during the third quarter.

“We again managed costs very aggressively during the period, posting a strong Adjusted EBIDTA margin of 48.7 percent for the quarter,” Hitchcock said. “Despite revenues that were softer than expected, we continued to deliver solid cash net income and strong free cash flow.”

Please refer to the information set forth below under the captions “Non-GAAP Measures” and “Reconciliation of Non-GAAP Measures to GAAP” for an explanation of non-GAAP financial measures as well as a reconciliation of such non-GAAP financial measures to GAAP financial measures.

Third Quarter 2009 Service Line Revenue

Technology Interoperability Services

Technology interoperability services revenues were $66.8 million in the quarter, a 24.5% decrease compared to third quarter 2008. Revenues were down due to the impact of the general global

Syniverse Technologies 3Q 2009 Results – 2

economic slowdown, previously-disclosed customer-specific events and weakness in the sales of ITHL products in Asia Pacific.

Network Services

Network services revenues were $31.9 million in the quarter, a 2.7% increase compared to third quarter 2008, due to increases in SS7 and IP networking.

Number Portability Services

Number portability services revenues were $8.5 million in the quarter, a 5.4% increase compared to third quarter 2008 due to increased porting volumes.

Call Processing Services

Call processing services revenues were $7.5 million in the quarter, a 1.2% decrease compared to third quarter 2008.

Enterprise Solutions

Enterprise solutions revenues were $0.4 million in third quarter 2009.

Off-Network Database Queries (Pass-Through)

Pass-through revenues for third quarter 2009 were $1.6 million.

Third Quarter 2009 Business Highlights

•

Syniverse announced in third quarter its intention to acquire VeriSign’s mobile messaging business for approximately $175 million in cash, subject to working capital adjustments. The acquisition closed October 23.

•

Syniverse announced a bundled service agreement with Canadian integrated communications company Videotron, continuing Syniverse’s success in providing industry-leading solutions to new entrants to the mobile space, including cable operators as well as Internet, VoIP and applications service providers.

•	The company continued its successful integration of BSG Wireless, with $11 million of annualized run-rate cost savings realized through September 30, 2009.

Outlook

Syniverse provides the following outlook for 2009 as set forth below:

Net Revenues	$466 - $472 million
Net Income	$59.5 – $64 million
Adjusted EBITDA	$202 – $209 million
Cash Net Income	$98.5 - $103 million
Operating Free Cash Flow	$80 - $85 million

The revised full-year outlook includes the impact of the recent messaging acquisition, which closed on October 23.

The successful integration of BSG Wireless continues, and Syniverse expects to realize approximately $12 million of annualized run-rate cost savings upon full integration. Approximately $11 million of the expected cost savings have been realized through September 30, 2009. Expected Adjusted EBITDA and cash net income have been adjusted to exclude the one-time costs related to integrating the businesses and the duplicative costs that are expected to be eliminated by the end of 2009. For periods beginning on Jan. 1, 2009, cash net income assumes a long-term effective tax rate of 37.5%; for periods through Dec. 31, 2008, the long-term effective tax rate assumption was 39%.

Syniverse Technologies 3Q 2009 Results – 3

Non-GAAP Measures

Syniverse’s cash net income is determined by first calculating adjusted net income. Adjusted net income is calculated by (i) adding the following items to net income: provision for income taxes, restructuring, non-cash stock compensation, BSG Wireless transition expense, messaging acquisition and transition expenses and purchase accounting amortization; (ii) adjusting the resulting pre-tax sum for a provision for income taxes at an assumed long-term tax rate of 37.5% (39% for all periods through Dec. 31, 2008), which excludes the effect of our net operating losses; and (iii) adding to that sum the cash benefit of our tax-deductible goodwill. The cash benefit is a result of the differing treatments of approximately $362 million of goodwill on our balance sheet, which primarily is the result of acquisitions that we made from Verizon in February 2002 and IOS North America in September 2004. Specifically, while this goodwill is not amortized for GAAP purposes, the amortization of goodwill is nonetheless deductible in calculating our taxable income and, hence, reduces actual cash tax liabilities.

Syniverse’s Adjusted EBITDA is determined by adding the following items to net income: interest expense, net, provision for income taxes, depreciation and amortization, restructuring, non-cash stock compensation, BSG Wireless transition expenses and messaging acquisition and transition expenses.

Syniverse’s operating free cash flow is determined by subtracting capital expenditures, and adding change in working capital due to payment of BSG pre-acquisition contractual obligation from net cash provided by operating activities.

A reconciliation of adjusted net income, cash net income and Adjusted EBITDA to net income, the closest GAAP financial measure, is presented in the financial tables below under the heading “Reconciliation of Non-GAAP Measures to GAAP.” A reconciliation of operating free cash flow to net cash provided by operating activities, the closest GAAP measure, is presented in the financial tables below under the heading “Reconciliation of Non-GAAP Measures to GAAP.”

We present adjusted net income, cash net income and related per-share amounts because we believe they provide useful information regarding our operating results in addition to our GAAP measures. We believe that adjusted net income provides our investors with valuable insight into our profitability exclusive of certain adjustments. In addition, cash net income provides further insight into the cash impact resulting from the different treatments of goodwill for financial reporting and tax purposes. We rely on adjusted net income and cash net income as primary measures of Syniverse’s earnings exclusive of these certain and other non-cash charges.

We present Adjusted EBITDA and operating free cash flow because we believe that Adjusted EBITDA and operating free cash flow provide useful information regarding our continuing operating results. We rely on Adjusted EBITDA and operating free cash flow as primary measures to review and assess the operating performance of our management team in connection with our executive compensation and bonus plans. We also review Adjusted EBITDA and operating free cash flow to compare our current operating results with corresponding periods and with the operating results of other companies in our industry. In addition, we utilize Adjusted EBITDA and operating free cash flow as an assessment of our overall liquidity and our ability to meet our debt service obligations.

We believe that the disclosure of Adjusted EBITDA, operating free cash flow, adjusted net income and cash net income is useful to investors as these non-GAAP measures form the basis of how our management team reviews and considers our operating results. By disclosing these non-GAAP measures, we believe that we create for investors a greater understanding of, and an enhanced level of transparency into, the means by which our management team operates our company. We also believe these measures can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items that do not directly affect our ongoing operating

Syniverse Technologies 3Q 2009 Results – 4

performance or cash flows.

Adjusted EBITDA, operating free cash flow, adjusted net income and cash net income have limitations as analytical tools, and you should not rely upon them, or consider them in isolation or as a substitute for GAAP measures, such as net income, cash flows from operating activities and other consolidated income or other cash flows statement data prepared in accordance with GAAP. In addition, these non-GAAP measures may not be comparable to other similarly titled measures of other companies. Because of these limitations, Adjusted EBITDA and operating free cash flow should not be considered as measures of discretionary cash available to us to invest in the growth of our business. Adjusted net income and cash net income also should not be considered as a replacement for, or a measure that should be used or analyzed in lieu of, net income. We attempt to compensate for these limitations by relying primarily upon our GAAP results and using Adjusted EBITDA, operating free cash flow, adjusted net income and cash net income as supplemental information only.

Third quarter 2009 Earnings Call

Syniverse will host a conference call at 4:30 p.m. ET to discuss the results. To participate on this call, U.S. callers may dial toll free 1-866-383-8008; international callers may dial direct +1 (617) 597-5341. The passcode for this call is 65583949. This event also will be webcast live over the Internet in listen-only mode at www.syniverse.com/investorevents.

A replay of this call will be available beginning at approximately 7:30 p.m. ET on Nov. 2 and will remain available through Nov. 16 at 11:59 p.m. ET. To access the replay, U.S. callers may dial toll free 1-888-286-8010; international callers may dial direct +1 (617) 801-6888. The replay passcode is 65518577.

About Syniverse

Syniverse Technologies (NYSE:SVR) provides mobile technology for the global telecommunications industry, making it possible for disparate data, messaging and voice technologies to interoperate anywhere, any time. Serving more than 800 communications companies in over 160 countries, Syniverse offers market-leading solutions that simplify the complexities of roaming, messaging, network interoperability and business intelligence for mobile operators, MSOs, enterprise verticals and emerging mobile providers. For more information, visit www.syniverse.com.

Cautionary Notice Regarding Forward-Looking Statements

Certain of the statements in this press release may constitute “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Syniverse to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements include, without limitation: statements regarding Syniverse’s position for long-term success; Syniverse’s ability to continue to manage its costs; growth in messaging and Syniverse’s expectations of its product portfolio and competitive position; Syniverse’s ability to continue to report positive results in future periods and/or to continue to experience growth; Syniverse’s ability to successfully integrate its acquired businesses; Syniverse’s belief of the value of Non-GAAP measures to its investors; Syniverse’s ability to reduce its long-term effective tax rate; and Syniverse’s guidance for 2009, as contained under the caption “Outlook,” including, without limitation, expected net revenues, net income, Adjusted EBITDA, cash net income and operating free cash flow for 2009, as well as the assumptions, estimates, and judgments applied in creating such guidance.

These forward-looking statements are based upon information presently available to the Company’s management and are inherently subjective, uncertain and subject to change, due to any number of risks

Syniverse Technologies 3Q 2009 Results – 5

and uncertainties, including, without limitation, those other risks and factors discussed in Syniverse’s Annual Report on Form 10-K for the year ended Dec. 31, 2008 and Quarterly Reports for the quarters ended March 31, 2009 and June 30, 2009 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and otherwise in Syniverse’s reports and filings that it makes with the Securities and Exchange Commission.

You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date that they are made. Syniverse has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this Press Release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events, or otherwise, except as otherwise may be required by law.

# # #

For more information:

Jim Huseby

Syniverse Investor Relations

+1 813.637.5000

Diane Rose

Syniverse Corporate Communications

+1 813.637.5077

diane.rose@syniverse.com

Syniverse Holdings, Inc

Condensed Consolidated Statements of Income (unaudited)

and Other Supplemental Information

(In thousands except per share information)

	Three Months Ended		Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Technology Interoperability Services	$66,844	$88,568	$196,107	$237,577
Network Services	31,944	31,097	92,738	92,382
Number Portability Services	8,514	8,076	23,542	21,462
Call Processing Services	7,459	7,546	21,051	23,248
Enterprise Solutions	349	524	1,129	1,943

Revenues excluding Off-Network Database Queries	115,110	135,811	334,567	376,612
Off-Network Database Queries	1,552	1,358	4,497	3,821

Total Revenues	116,662	137,169	339,064	380,433

Cost of operations	41,326	43,133	122,188	122,700

Gross Margin	75,336	94,036	216,876	257,733

Gross Margin %	64.6%	68.6%	64.0%	67.7%
Gross Margin % before Off-Network Database Queries	65.4%	69.2%	64.8%	68.4%

Sales and marketing	8,789	11,071	26,312	34,025
General and administrative	15,986	19,784	49,989	57,794
Depreciation and amortization	14,585	13,809	42,206	41,233
Restructuring	—	(46)	—	(29)

Operating income	35,976	49,418	98,369	124,710

Other expense, net
Interest expense, net	(7,026)	(8,686)	(21,636)	(26,901)

Other, net	(40)	(164)	1,094	(379)

	(7,066)	(8,850)	(20,542)	(27,280)

Income before provision for income taxes	28,910	40,568	77,827	97,430

Provision for income taxes	11,338	15,101	27,745	36,218

Net income	17,572	25,467	50,082	61,212
Less: Net loss attributable to noncontrolling interest	(172)	—	(225)	—

Net income attributable to Syniverse Holdings, Inc.	$17,744	$25,467	$50,307	$61,212

Net income per share
Basic	$0.26	$0.37	$0.73	$0.90
Diluted	$0.26	$0.37	$0.73	$0.89

Shares used in calculation
Basic	68,088	67,757	67,965	67,629
Diluted	68,303	67,817	68,078	67,706

Other Supplemental Information:

Revenue by region (1) (unaudited):	Three Months Ended		Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
North America (U.S. and Canada)	$81,527	$98,346	$241,467	$271,491
Asia Pacific	9,447	10,357	28,317	32,430
Caribbean and Latin America (includes Mexico)	8,391	8,099	24,049	23,413
Europe, Middle East and Africa	15,745	19,009	40,734	49,278

Subtotal non- North American Revenue	33,583	37,465	93,100	105,121

Revenues excluding Off Network Database Queries	115,110	135,811	334,567	376,612
Off Network Database Queries	1,552	1,358	4,497	3,821

Total Revenues	$116,662	$137,169	$339,064	$380,433

Syniverse Holdings, Inc

Reconciliation of Non GAAP Measures to GAAP (unaudited)

(In thousands except per share information)

	Three Months Ended		Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Reconciliation to adjusted EBITDA
Net income	$17,572	$25,467	$50,082	$61,212
Interest expense, net	7,026	8,686	21,636	26,901
Provision for income taxes	11,338	15,101	27,745	36,218
Depreciation and amortization	14,585	13,809	42,206	41,233
Restructuring	—	(46)	—	(29)
Non-cash stock compensation	2,273	1,314	5,288	3,738
BSG Wireless transition expenses	1,511	3,276	6,136	9,677
Messaging acquisition and transition expenses	1,756	—	1,756	—

Adjusted EBITDA	$56,061	$67,607	$154,849	$178,950

	Three Months Ended		Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Reconciliation to adjusted net income and cash net income
Net income	$17,572	$25,467	$50,082	$61,212
Add provision for income taxes	11,338	15,101	27,745	36,218

Income before provision for income taxes	28,910	40,568	77,827	97,430

Restructuring	—	(46)	—	(29)
Non-cash stock compensation	2,273	1,314	5,288	3,738
BSG Wireless transition expenses	1,511	3,276	6,136	9,677
Messaging acquisition and transition expenses	1,756	—	1,756	—
Purchase accounting amortization	7,020	7,119	20,728	21,357

Adjusted income before provision for income taxes	41,470	52,231	111,735	132,173

Less assumed provision for income taxes at 37.5% for 2009 and 39% for 2008	(15,551)	(20,370)	(41,901)	(51,548)

Adjusted net income	25,919	31,861	69,834	80,625

Add cash savings of tax deductible goodwill(1)	2,301	2,301	6,903	6,903

Cash net income	$28,220	$34,162	$76,737	$87,528

Adjusted net income per share	$0.38	$0.47	$1.03	$1.19
Cash net income per share	$0.41	$0.50	$1.13	$1.29
Diluted shares outstanding	68,303	67,817	68,078	67,706
1) Represents the cash benefit realized currently as a result of the tax deductibility of goodwill amortization.

	Three Months Ended		Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Reconciliation to operating free cash flow
Net cash provided by operating activities	$32,802	$45,790	$83,076	$109,916
Capital expenditures	(6,091)	(9,045)	(27,027)	(29,406)
Change in working capital due to payment of BSG pre-acquisition contractual obligation	—	—	—	5,440

Operating Free Cash Flow	$26,711	$36,745	$56,049	$85,950

Supplemental cash flow information:
Cash interest paid	$10,034	$15,838	$23,361	$31,018
Cash income taxes paid	1,676	2,692	$23,444	9,059

Syniverse Holdings, Inc.

Condensed Consolidated Balance Sheets

(In thousands except share data)

	September 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Current assets:
Cash	$216,197	$165,605
Accounts receivable, net of allowances of $4,609 and $2,347, respectively	92,417	88,782
Prepaid and other current assets	26,624	20,971

Total current assets	335,238	275,358

Property and equipment, net	53,014	50,251
Capitalized software, net	58,167	60,184
Deferred costs, net	7,821	7,288
Goodwill	607,719	596,662
Identifiable intangibles, net	196,276	208,518
Other assets	1,516	1,573

Total assets	$1,259,751	$1,199,834

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,070	$7,311
Accrued payroll and related benefits	7,683	20,111
Accrued interest	1,802	5,160
Accrued income taxes	1,669	9,891
Deferred revenues	3,637	4,260
Other accrued liabilities	27,077	28,975
Current portion of Term Note B	3,476	3,431

Total current liabilities	50,414	79,139

Long-term liabilities:
Deferred tax liabilities	82,969	65,546
7 3/4% senior subordinated notes due 2013	175,000	175,000
Term Note B, less current maturities	337,143	335,382
Other long-term liabilities	10,276	8,925

Total liabilities	655,802	663,992

Stockholders’ equity:
Preferred stock, $0.001 par value; 300,000 shares authorized; no shares issued	—	—
Common stock, $0.001 par value; 100,300,000 shares authorized; 69,449,596 shares issued and 69,257,598 shares outstanding and 68,847,632 shares issued and 68,455,634 shares outstanding at September 30, 2009 and December 31, 2008, respectively	69	68
Additional paid-in capital	479,502	471,524
Retained earnings	133,622	83,315
Accumulated other comprehensive loss	(10,051)	(19,035)
Common stock held in treasury, at cost; 191,998 and 391,998 at September 30, 2009 and December 31, 2008, respectively	(15)	(30)

Total Syniverse Holdings, Inc. stockholders’ equity	603,127	535,842
Noncontrolling interest	822	—

Total equity	603,949	535,842

Total liabilities and stockholders’ equity	$1,259,751	$1,199,834

Syniverse Holdings, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Nine Months Ended September 30,
	2009	2008
Cash flows from operating activities
Net income	$50,082	$61,212
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization including amortization of deferred debt issuance costs	43,499	42,563
Provision for (recovery of) uncollectible accounts	591	(129)
Deferred income tax expense	15,826	24,006
Stock-based compensation	5,288	3,738
Other, net	76	478

Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(2,539)	(19,664)
Other current assets	(6,081)	(3,518)
Accounts payable, accrued payroll and related benefits	(14,478)	8,205
Other current liabilities	(12,139)	(6,949)
Other assets and liabilities	2,951	(26)

Net cash provided by operating activities	83,076	109,916

Cash flows from investing activities
Capital expenditures	(27,027)	(29,406)
Acquisition of WSI, net of acquired cash	(3,099)	—
Acquisition of BSG Wireless, net of acquired cash	—	(823)

Net cash used in investing activities	(30,126)	(30,229)

Cash flows from financing activities
Principal payments on senior credit facility	(2,580)	(2,654)
Issuances of stock under employee stock purchase plan	415	388
Issuance of stock for stock options exercised	2,586	1,951
Minimum tax withholding on restricted stock awards	(295)	(590)
Purchase of treasury stock	—	(1)
Capital contribution from noncontrolling interest in a joint venture	981	—

Net cash provided by (used in) financing activities	1,107	(906)

Effect of exchange rate changes on cash	(3,465)	(1,832)

Net increase in cash	50,592	76,949
Cash at beginning of period	165,605	49,086

Cash at end of period	$216,197	$126,035

Supplemental cash flow information
Interest paid	$23,361	$31,018
Income taxes paid	23,444	9,059

Syniverse Holdings Inc.

Reconciliation of Non GAAP Measure Estimates to GAAP (unaudited)

(in millions)	2009E Low	2009E High
Reconciliation to adjusted EBITDA
Net income	$59.5	$64.0
Interest expense, net	28.5	28.5
Provision for income taxes	33.5	36.0
Depreciation and amortization(1)	60.5	60.5
Non-cash stock compensation	8.5	8.5
BSG Wireless transition expenses(2)	7.0	7.0
Messaging acquisition and transition expenses(3)	4.5	4.5

Adjusted EBITDA	$202.0	$209.0

Reconciliation to adjusted net income and cash net income
Net income	$59.5	$64.0
Add provision for income taxes	33.5	36.0

Income before provision for income taxes	93.0	100.0

Adjustments income before provision for income taxes

Purchase accounting amortizations	29.0	29.0
Non-cash stock compensation	8.5	8.5
BSG Wireless transition expenses(2)	7.0	7.0
Messaging acquisition and transition expenses(3)	4.5	4.5

Adjusted income before provision for income taxes	142.0	149.0

Less assumed provision for income taxes	(53.2)	(55.7)

Adjusted net income	88.8	93.3

Add cash savings of tax deductible goodwill(4)	9.7	9.7

Cash net income	$98.5	$103.0

1)	Includes purchase accounting amortizations.
2)	Represents certain costs that we do not expect to continue in the business upon full integration including:
a)	Integration specific expenses, including any temporary headcount needed for the migrations, travel for the integration teams, and other one-time costs related to the integration project and:
b)	Duplicative data processing and headcount expenses that we do not plan to remain following the full integration.
3)	Represents acquisition related expenses which are included in our operating results, such as legal, investment and accounting advisors and integration specific expenses, including any temporary headcount, travel for the integration teams, and other one-time costs related to acquisitions.
4)	Represents the cash benefit realized currently as a result of the tax deductibility of goodwill amortization.